Exhibit 5.1

To Affimed N.V. (the “Issuer”)

Im Neuenheimer Feld 582 0

D-69120 HEIDELBERG

Germany

Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam

T +31 20 577 1771
F +31 20 577 1775

Date 13 November 2019 Our ref. M33334360/1/20714378/ffm	Gaby Smeenk Advocaat

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of

12,000,000 common shares in the capital of the Issuer

1	INTRODUCTION

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	DUTCH LAW

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	SCOPE OF INQUIRY

I have examined, and relied upon the accuracy of the factual statements in, the following documents:

(a)	A copy of the Registration Statement.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

(b)	A copy of:

(i)	the Issuer’s deed of incorporation, the Deed of Conversion, the Deed of Amendment and the Articles of Association, as provided by the Chamber of Commerce (Kamer van Koophandel);

(ii)	the Board Regulations;

(iii)	the Trade Register Extract; and

(iv)	the Shareholders’ Register.

(c)	A copy of:

(i)	each Corporate Resolution; and

(ii)	the Board Certificate.

(d)	A copy of the Deed of Issue of Underwritten Shares.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.

4	ASSUMPTIONS

I have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature is the genuine signature of the individual concerned.

(iii)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

5	OPINION

Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4, I am of the following opinion:

(a)	The Registration Shares have been validly issued and are fully paid and nonassessable[1].

[1]

In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

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6	RELIANCE

(a)

This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and by purchasers of the Registration Shares for the purpose of their acquisition of the Registration Shares and not by any other persons or for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.

(b)

Each person accepting this opinion agrees, in so accepting, that only De Brauw (and not any other person) will have any liability in connection with this opinion, that De Brauw’s liability in connection with this opinion is limited to the amount that is paid out in the specific case under De Brauw’s professional liability insurance, increased by the applicable deductible (eigen risico); that the agreements in this paragraph 6(b) and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and that the Dutch courts will have exclusive jurisdiction to settle any dispute relating to this opinion; and that this opinion (including the agreements in this paragraph 6(b)) does not make any person, other than the Issuer, a client of De Brauw.

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion under the heading “Legal Matters” in the prospectus and the prospectus supplement as included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

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Yours faithfully, De Brauw Blackstone Westbroek N.V.

/s/ Gaby Smeenk
Gaby Smeenk

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Annex 1 – Definitions

In this opinion:

“Articles of Association” means the Issuer’s articles of association as included in the Deed of Amendment and in force on the date of this opinion.

“Board Certificate” means the certificate dated the date of this opinion attached to this opinion as Annex 2.

“Board Regulations” means each of:

(a)	the Issuer’s rules governing its managing board, dated 17 September 2014; and

(b)	the Issuer’s rules governing its supervisory board, dated 17 September 2014.

“BW” means the Civil Code (Burgerlijk Wetboek).

“Common Shares” means the common shares (gewone aandelen), nominal value EUR 0.01 each, in the Issuer’s share capital.

“Corporate Resolutions” means each of:

(a)

as evidenced by a declaration dated 25 June 2019 of the chairman of the Issuer’s general meeting held on 25 June 2019, the resolutions adopted at such meeting to authorise the Issuer’s managing board, for a period of five years and subject to the approval of the Issuer’s supervisory board, to:

(i)

issue Common Shares and/or grant rights to subscribe for Common Shares, up to the maximum number of Common Shares that can be issued under the authorised share capital of the Issuer as per the date of adoption of such resolution; and

(ii)	restrict or exclude the pre-emptive rights in respect thereof;

(b)	a written resolution of the Issuer’s managing board dated 7 November 2019, including a resolution to enter into the Deed of Issue of Underwritten Shares;

(c)	a written resolution of the Issuer’s supervisory board dated 7 November 2019, to approve the managing board resolution referred to in paragraph (b) above;

(d)	a written resolution of the Issuer’s managing board dated 13 November 2019, including resolutions to:

(i)	issue 12,000,000 Common Shares (the “Registration Shares”) to Cede & Co for a price of USD 2.35 per Registration Share; and

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(ii)	exclude all pre-emptive rights in respect thereof; and

(e)	a written resolution of the Issuer’s supervisory board dated 13 November 2019, to approve the managing board resolution referred to in paragraph (d) above.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Deed of Amendment” means the deed of amendment of the articles of association of the Issuer (akte van statutenwijziging) dated 19 June 2018 increasing the Issuer’s authorised share capital to EUR 3,119,500.

“Deed of Conversion” means the deed of conversion and amendment of the articles of association of the Issuer (akte van omzetting en statutenwijziging Affimed Therapeutics B.V. (na omzetting en statutenwijziging genaamd: Affimed N.V.)) dated 17 September 2014 providing for the conversion of the Issuer into a limited liability company and amendment of its articles of association.

“Deed of Issue of Underwritten Shares” means the deed of issue of underwritten shares dated 13 November 2019 providing for the issue of the Registration Shares.

“Dutch law” means the law directly applicable in the Netherlands.

“Issuer” means Affimed N.V., with seat in Amsterdam, Trade Register number 60673389.

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

“Registration Shares” is defined in the definition of “Corporate Resolutions”.

“Registration Statement” means the Issuer’s registration statement on form F-3 (Registration no. 333-227933) originally filed with the SEC on 22 October 2018 as amended as of its effective date (excluding any documents incorporated by reference in it or any exhibits to it), including a base prospectus dated 7 November 2018 as modified by a preliminary prospectus supplement dated 7 November 2019 and a final prospectus supplement dated 7 November 2019.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholders’ Register” means the Issuer’s shareholders’ register.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 8 November 2019.

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“Underwriters” means the underwriters named in the Underwriting Agreement.

“Underwriting Agreement” means the underwriting agreement dated 7 November 2019 between the Issuer and the Underwriters.

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Annex 2 – Board Certificate

BOARD CERTIFICATE

FROM THE MANAGEMENT BOARD OF AFFIMED N.V.

DATED 13 November 2019

THE UNDERSIGNED:

1.	Adolf Hoess, born in Hausham, Germany, on 23 December 1961;

2.	Florian Heinz Martin Fischer, born in München, Germany, on 3 January 1968; and

3.	Wolfgang Fischer, born in Stokach, Germany, on 5 January 1964,

acting in their capacity as managing directors of Affimed N.V., a public limited liability company with corporate seat in Amsterdam, the Netherlands and having its principal office in Heidelberg, Germany (the “Issuer”),

BACKGROUND:

(a)	The Issuer intends to seek the Registration with the SEC of the Registration Shares.

(b)

In connection with the Registration, on the date of this Board Certificate, De Brauw Blackstone Westbroek N.V. intends to issue a legal opinion in the form attached to this certificate (the “Legal Opinion”).

(c)	This Board Certificate is the “Board Certificate” as defined in the Legal Opinion.

(d)	The undersigned make the certifications in this Board Certificate after due and careful consideration and after having made all necessary enquiries.

1	CONSTRUCTION

1.1	Terms defined in the Legal Opinion have the same meaning in this Board Certificate.

1.2	In this Board Certificate “including” means “including without limitation”.

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2	CERTIFICATION:

Each undersigned certifies the following.

2.1	Authenticity

(a)	As at the date of this Board Certificate:

(i)	all information regarding the Issuer registered or on file with the Dutch Trade Register; and

(ii)	all information in the Shareholders’ Register;

is correct, complete and up to date.

(b)	As at the date of each Corporate Resolution, the relevant Board Regulations were in force.

2.2	Solvency

The Issuer is not subject to any bankruptcy proceedings, suspension of payments, emergency measures, other insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), or other rules regulating conflicts between the rights of creditors or intervention and other measures in relation to financial enterprises or their affiliated entities.

2.3	Issue documentation

(a)	As at the date of this Board Certificate, each Corporate Resolution and the Deed of Issue of Underwritten Shares remains in force without modification.

(b)	Each undersigned believes that each Corporate Resolution is reasonable and fair (including in relation to all the Issuer’s shareholders).

(c)

No undersigned is aware of any fact or circumstance (including (i) any lack of capacity of any person, (ii) any conflict of interest, (iii) any force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or mistake (dwaling), and (iv) any amendment or supplement) which he understands or suspects has or may have the effect that any document referred to in paragraph (a) above will or may cease to be in force without modification at any time.

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2.4	Issue

(a)

At the time of the issue of the Registration Shares the difference between (i) the number of Common Shares included in the Issuer’s authorised share capital, minus (ii) the number of outstanding Common Shares, minus (iii) the number of any outstanding rights to acquire Common Shares, was sufficient to allow for the issue.

(b)

An amount of USD 28,200,000 was paid on the Registration Shares by means of transfer to a bank account designated by the Issuer (in accordance with the Deed of Issue of Underwritten Shares and the Underwriting Agreement).

2.5	General

No undersigned is aware of:

(a)

any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Board Certificate; or

(b)	any fact or circumstance which he understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to De Brauw in writing.

3	RELIANCE

De Brauw may rely on this Board Certificate (without personal liability for the undersigned).

4	IN EVIDENCE WHEREOF:

this Board Certificate was signed in the manner set out below.

(Signature page to follow)

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/S/ Adolf Hoess
Name:	Adolf Hoess
Title:	Chief Executive Officer

/S/ Florian Heinz Martin Fischer
Name:	Florian Heinz Martin Fischer
Title:	Chief Financial Officer

/S/ Wolfgang Fischer
Name:	Wolfgang Fischer
Title:	Chief Operating Officer

(Signature page to Board Certificate)

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